SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-A/A

                                 Amendment No. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                TCSI CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 Nevada                                   68-0240975
(State of Incorporation or Organization)               (I.R.S. Employer
                                                    Identification Number)

       1080 Marina Village Parkway
           Alameda, California                              94501
(Address of Principal Executive Offices)                  (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities  Act  registration  statement file number to which this form relates:
___________

Securities to be registered pursuant to Section 12(b) of the Act:



Title Of Each Class To Be Registered           Name Of Each Exchange On Which
------------------------------------           Each Class Is To Be Registered
           Not Applicable                      ------------------------------
                                                       Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Rights

     Item 1. Description of Registrant's Securities to be Registered.

     Effective October 17, 2001, TCSI Corporation, a Nevada corporation (the "Company"), amended and restated that certain Amended and Restated Preferred Shares Rights Agreement, dated as of August 22, 2001, between the Company and Registrar and Transfer Company, as Rights Agent, in order to effect the following amendments:

     1. Amend the definition of "Acquiring Person" to exclude, under certain circumstances, Intrinsic Value Asset Management, Inc. and its affiliates and associates who beneficially own or previously owned less than 25% of the Company's common shares;

     2. Amend the definition of "Acquiring Person" by deleting the exclusion which allowed any person who, since February 16, 1999, beneficially owned 15% or more of the Company's common shares, as long as such person did not purchase additional shares; and

     3.   Effect certain nonmaterial corrections thereto.

     ITEM 2. Exhibits.

       Exhibit                           Description
       -------                           -----------

          1 Restated Articles of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1
                     (Commission File No. 33-40872) declared effective by the Commission on May 29, 1991.

          2 Certificate of Amendment of the Restated Articles of Incorporation of Registrant, incorporated herein by reference to Exhibit 3.2 of Form 10-K filed on March 9, 1995.

          3 Amended and Restated Bylaws of Registrant, incorporated herein by reference to Exhibit 3.4 of Form 10-Q filed on October 16, 1998.

          4 Certificate of Designations, incorporated herein by reference to Exhibit 3 of Form 8-A filed on February 25, 1999.

          5 Certificate of Amendment of Bylaws of Registrant, incorporated herein by reference to Exhibit 3.5 of Form 10-K filed March 30, 2000.

          6 Amended and Restated Preferred Shares Rights Agreement, incorporated herein by reference to Exhibit 6 of Form 8-A/A filed on September 6, 2001.

          7 Second Amended and Restated Preferred Shares Rights Agreement, exhibit filed herewith.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: November 7, 2001

                                 TCSI CORPORATION





                                 By:
                                    -----------------------------------------
                                          Kenneth E. Elmer
                                          President, Chief Executive Officer,
                                          Chief Financial Officer, Secretary and
                                          Treasurer